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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): November 8, 2007



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.06  Material Impairments.

On November 8, 2007, Eastman Kodak Company and its subsidiaries ("Kodak") entered into an agreement with Lucky Film Co. Ltd., China Lucky Film Corp. (together, "Lucky"), and Guangzhou Chengxin Venture Capital Co. Ltd. ("Investment Co.") to sell Kodak's equity interest in Lucky Film Co. Ltd. to Investment Co. In addition, Kodak and
Lucky terminated certain other existing agreements and amended or entered into other new agreements. The transaction requires approval by the shareholders of Lucky Film Co. Ltd. and certain governmental agencies in China. It is Kodak's current expectation that the requisite approvals will be obtained and, subject to the receipt of those approvals, Kodak anticipates that the transaction will close by December 31, 2007. In conjunction with the transaction, Kodak will record a non-cash asset impairment charge in the fourth quarter of 2007 related to certain manufacturing exclusivity and distribution right intangible assets approximating $42 million.









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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EASTMAN KODAK COMPANY



                                           By: /s/ Diane E. Wilfong
                                           -------------------------
                                           Diane E. Wilfong
                                           Chief Accounting Officer
                                            and Controller

Date:  November 13, 2007